Exhibit 99.2

FOR IMMEDIATE RELEASE

Cole Credit Property Trust III, Inc. Affirms Commitment to Acquire Cole Holdings; Believes Acquisition is in the Best Interests of CCPT III and its Stockholders

Files Investor Presentation

PHOENIX, AZ – March 25, 2013 – Cole Credit Property Trust III, Inc. (“CCPT III” or “the Company”) today filed an investor presentation with the Securities and Exchange Commission (“SEC”) providing additional details for why its previously announced acquisition of Cole Holdings Corporation (“Cole Holdings”) is in the best interests of CCPT III and its stockholders. The investor presentation highlights, among other things:

•	CCPT III’s Planned Acquisition of Cole Holdings is Expected to Yield Substantial Financial Benefits to CCPT III and its Stockholders

•	CCPT III expects $25 to $33 million of 2013E pro-forma EBITDA contribution from Cole Holdings, excluding any contribution from CCPT II and CCPT III

•	In addition to acquiring a world-class asset management business with a 34-year track record:

•	CCPT III expects to achieve significant savings in overhead costs

•	Cole Holdings is also forgoing 25% of its existing contractual promote

•	CCPT III expects 2013 pro-forma Funds From Operations (“FFO”) per share of $0.80 to $0.85; and pro-forma Adjusted Funds From Operations (“AFFO”) per share of $0.77 to $0.82

•	CCPT III’s Board of Directors has authorized an increase in the Company’s dividend to an annualized rate of $0.70 per share, upon closing of the acquisition

•	Expected CCPT III listing in June 2013 provides stockholders with access to liquidity/flexibility to sell or retain shares based on public market value

•	CCPT III’s Special Committee Engaged in a Rigorous, Independent Process and Will Continue to Act in the Best Interests of CCPT III and its Stockholders

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The acquisition of Cole Holdings was negotiated exclusively by a Special Committee of the CCPT III Board of Directors comprised entirely of independent directors, each of whom has significant REIT industry experience

•	The Special Committee met 50 times over the course of 4 months to evaluate the acquisition and other strategic alternatives

•	To assist it in this process, the Special Committee engaged a full suite of nationally recognized advisors

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After its review of the Cole Holdings acquisition and other strategic alternatives, including the advice of its advisors, the Special Committee unanimously concluded that the acquisition of Cole Holdings is in the best interests of CCPT III and its stockholders

As the Special Committee has previously stated, it has reviewed the recent unsolicited proposal from American Realty Capital Properties, Inc. (NASDAQ: ARCP) and has determined that the proposed sale of CCPT III is not in the best interests of CCPT III and its stockholders. The CCPT III investor presentation also includes, among other things, additional analysis of ARCP’s proposal to acquire CCPT III:

•	ARCP’S Proposal Creates an Unattractive Pro-Forma Business Model

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A combination of CCPT III and ARCP would bear excessive leverage levels – including an additional $1.2 to $2.4 billion of debt to fund the 20% to 40% cash component of ARCP’s proposal – presenting significant risk to equity value

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The surviving company from ARCP’s proposal would continue as an externally managed publicly traded REIT, and there are many examples of externally managed publicly traded REITs that have underperformed their peers

•	ARCP’s Proposal is Beneficial to ARCP Stockholders, NOT CCPT III Stockholders

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The notional value of ARCP’s unsolicited proposal represents a 12% DISCOUNT to the per share value of CCPT III that CCPT III stockholders would achieve if CCPT III trades at the average of the comparables ARCP itself identifies

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Assuming that CCPT III should be valued at ARCP’s current estimated implied cap rate of approximately 5.3%, then the notional value of ARCP’s proposal represents a 22% DISCOUNT to the implied per share trading value of CCPT III

•	ARCP is trying to use CCPT III to become relevant in the Net Lease space but CCPT III is already a dominant player in the Net Lease space

Goldman, Sachs & Co. and Lazard serve as financial advisors, and Wachtell, Lipton, Rosen & Katz and Venable LLP serve as legal advisors to the Special Committee of the Board of Directors of CCPT III. Morris, Manning & Martin, LLP serves as legal advisor to CCPT III.

About Cole Credit Property Trust III, Inc.

Cole Credit Property Trust III, Inc. is a real estate investment trust that owns and operates a diversified portfolio of core commercial real estate investments primarily consisting of approximately 1,000 necessity retail, office and industrial properties located throughout the United States. CCPT III’s portfolio comprises more than 40 million square feet of rentable space located in 47 states, including properties owned through consolidated joint venture arrangements. As of December 31, 2012, the rentable space at these properties was 99% leased. Since commencement of material operations in January 2009, CCPT III has been externally managed by affiliates of Cole Holdings Corporation.

Additional Information and Where to Find It

This release may be deemed to be solicitation material in respect of the charter amendments to be presented to CCPT III’s stockholders for consideration at the 2013 annual stockholders’ meeting of CCPT III. CCPT III filed a preliminary proxy statement with the SEC and expects to file a definitive proxy statement with the SEC. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to receive the definitive proxy statement and other relevant documents free of charge at the SEC’s web site at www.sec.gov or by directing a written request to CCPT III at 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016, Attention: Investor Relations.

A copy of the merger agreement has been filed as an exhibit to a Form 8-K CCPT III filed with the SEC on March 8, 2013. The description of the merger agreement contained in this release does not purport to be complete and is qualified in its entirety by reference to the full text of the merger agreement.

Forward-Looking Statements

Certain statements contained in this release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the CCPT III – Cole Holdings transaction and the ability to consummate the transaction, CCPT III’s ability to successfully list on the NYSE and the expected EBITDA contribution from the transaction, as well as certain expected financial results. We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about CCPT III’s plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of CCPT III’s performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. CCPT III makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this release, and does not intend, and undertakes no obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Participants in Solicitation

CCPT III and its directors and executive officers and other members of management may be deemed to be participants in the solicitation of proxies in respect of the charter amendments to be considered at the 2013 annual stockholders’ meeting of CCPT III. Information regarding the interests of CCPT III’s directors and executive officers in the proxy solicitation will be included in CCPT III’s definitive proxy statement.

Contacts

Joele Frank / Meaghan Repko / Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449